As filed with the Securities and Exchange Commission on October 1, 2008.

Registration No. 333-74344

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1194795 (I.R.S. Employer Identification Number)

4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

__________________

HILB, ROGAL AND HAMILTON COMPANY

OUTSIDE DIRECTORS DEFERRAL PLAN

(Full title of the plan)

A. Brent King

Vice President and General Counsel

Hilb Rogal & Hobbs Company

4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia 23060

(Name and address of agent for service)

(804) 747-6500

(Telephone number, including area code, of agent for service)

___________

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the registration statement on Form S-8 is being filed in order to deregister all securities remaining unissued under that certain registration statement on Form S-8 (File No. 333-74344) (the “Registration Statement”) which was filed on November 30, 2001 to register deferred compensation obligations and common stock of Hilb Rogal and Hobbs Company, a Virginia corporation (the “Company”) issuable under the Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan.

On October 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2008 (the “Merger Agreement”), by and among Willis Group Holdings Limited (“Willis”) and the Company, the Company merged with and into Willis, with Willis as the surviving corporation. As a result of the merger, the Company has terminated all offerings of its securities under existing registration statements, including the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Post-Effective Amendment No. 2 to the Registration Statement:

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Henrico, Commonwealth of Virginia, on September 30, 2008.

HILB ROGAL AND HOBBS COMPANY

By:	/s/ Walter L. Smith
Walter L. Smith

Senior Vice President, Business Practices &

Quality Assurance and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman, Chief Executive	September 30, 2008
Martin L. Vaughan, III	Officer and Director (Principal Executive Officer)
*	Executive Vice President and	September 30, 2008
Michael Dinkins	Chief Financial Officer (Principal Financial Officer)
*	Vice President and Controller	September 30, 2008
John Hamerski	(Principal Accounting Officer)
*	Director	September 30, 2008
Julie A. Beck
Director
Theodore L. Chandler, Jr.
*	Director	September 30, 2008
Robert W. Fiondella

Signature	Title	Date
Director
Robert H. Hilb
Director
Anthony F. Markel
*	Director	September 30, 2008
Scott R. Royster
*	Director	September 30, 2008
Julious P. Smith, Jr.
Director
Warren M. Thompson
*	Director	September 30, 2008
Robert S. Ukrop

*

Walter L. Smith, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to this Post-Effective Amendment No. 2 to the Registration Statement.

September 30, 2008	/s/ Walter L. Smith
Walter L. Smith
Senior Vice President, Business Practices &
Quality Assurance and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

24	Powers of Attorney.